Exhibit 99.1

Global Medical REIT Announces Third Quarter 2025 Financial Results

– Amends and Restates Credit Facility–

– Completes One-for-Five Reverse Stock Split and Establishes $50 Million Share Repurchase Program–

Bethesda, MD – November 4, 2025 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), today announced financial results for the three and nine months ended September 30, 2025 and other data.

NOTE: All share and per share data have been adjusted for all periods presented to reflect the Company’s one-for-five reverse stock split that was effective September 19, 2025.

Third Quarter 2025 and Other Highlights

•	Net loss attributable to common stockholders was $6.0 million, or $0.45 per diluted share, as compared to net income of $1.8 million, or $0.14 per diluted share, in the comparable prior year period. The current quarter net loss primarily resulted from a $6.3 million impairment charge recognized during the quarter related to our facility in Aurora, IL, an unoccupied health system administrative use facility, which was subsequently sold during the quarter.

•	Funds from operations attributable to common stockholders and noncontrolling interest (“FFO”) increased to $14.5 million, or $1.00 per share and unit, as compared to $13.7 million, or $0.96 per share and unit, in the comparable prior year period, representing a 4% year-over-year increase on a per share and unit basis.

•	Adjusted funds from operations attributable to common stockholders and noncontrolling interest (“AFFO”) increased to $16.2 million, or $1.12 per share and unit, as compared to $15.3 million, or $1.08 per share and unit, in the comparable prior year period, representing a 4% year-over-year increase on a per share and unit basis.

•	Third quarter same-store cash net operating income (“Same-Store Cash NOI”) growth was 2.7% on a year-over-year basis.

•	During the quarter the Company completed two dispositions, receiving aggregate gross proceeds of $3.8 million, resulting in an aggregate gain of $0.3 million.

•	Portfolio leased occupancy was 95.2% at September 30, 2025.

•	In August 2025, we established a $50 million common stock repurchase program (the “Stock Repurchase Program”). As of November 3, 2025, we had not repurchased any shares of our common stock under the Stock Repurchase Program.

•	In September 2025, we completed a one-for-five reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock.

•	In October 2025, we amended and restated our credit facility to, among other things, extend the maturities of the revolver and Term Loan A components of our credit facility.

Nine Month and Other 2025 Highlights

•	Net loss attributable to common stockholders was $4.7 million, or $0.35 per diluted share, as compared to net loss attributable to common stockholders of $0.6 million, or $0.04 per diluted share, in the comparable prior year period.

•	FFO of $43.6 million, or $3.00 per share and unit, as compared to $42.6 million, or $3.00 per share and unit, in the comparable prior year period.

•	AFFO of $48.9 million, or $3.37 per share and unit, as compared to $47.6 million, or $3.35 per share and unit, in the comparable prior year period.

•	Completed the acquisition of a previously announced five-property portfolio of medical real estate for a purchase price of $69.6 million encompassing an aggregate of 486,598 leasable square feet with aggregate annualized base rent of $6.3 million at the time of purchase.

•	Completed five dispositions that generated aggregate gross proceeds of $13.4 million, resulting in an aggregate gain of $1.9 million.

•	In June 2025, the Board of Directors appointed Mark Decker, Jr. as Chief Executive Officer, President and as a member of the Board of Directors of the Company.

Financial Results

Rental revenue for the third quarter of 2025 increased 8.4% year-over-year to $37.0 million. The increase primarily resulted from the impact of acquisitions that were completed subsequent to September 30, 2024, partially offset by dispositions during that period.

Total expenses for the third quarter were $36.3 million, compared to $32.7 million for the comparable prior year period. This increase reflects increased G&A costs, including costs related to the Reverse Stock Split, increased interest expense, as well as increased expenses related to the Company’s acquisitions that were completed subsequent to September 30, 2024, partially offset by dispositions during that period.

Interest expense for the third quarter was $8.2 million, compared to $7.2 million for the comparable prior year period. The increase was primarily due to higher average borrowings and higher interest rates during the three months ended September 30, 2025, compared to the prior year period.

As discussed herein, during the third quarter of 2025 the Company recognized an impairment charge of $6.3 million related to our facility in Aurora, IL, an unoccupied health system administrative use facility which was subsequently sold during the quarter.

Net loss attributable to common stockholders for the third quarter was $6.0 million, or $0.45 per diluted share, compared to net income attributable to common stockholders of $1.8 million, or $0.14 per diluted share, in the comparable prior year period.

The Company reported FFO of $14.5 million, or $1.00 per share and unit, and AFFO of $16.2 million, or $1.12 per share and unit, for the third quarter of 2025, compared to FFO of $13.7 million, or $0.96 per share and unit, and AFFO of $15.3 million, or $1.08 per share and unit, in the comparable prior year period.

Funds Available for Distribution attributable to common stockholders and noncontrolling interest (“FAD”), which consists of AFFO adjusted for cash payments related to tenant improvements, leasing commissions, and capital expenditures totaled $11.8 million.

Our same-store portfolio, which includes 170 properties representing 85.7% of our consolidated leasable square footage, generated year-over-year Same-Store Cash NOI growth of 2.7%.

Investment Activity

During the quarter, the Company completed the disposition of two facilities, receiving aggregate gross proceeds of $3.8 million, resulting in an aggregate gain of $0.3 million. Prior to completion of the sale of its facility in Aurora, IL, the Company recognized an impairment charge of $6.3 million. This facility was used as administrative space for a healthcare system tenant, and after the COVID-19 pandemic, the healthcare system reduced its administrative space usage and thus did not renew its lease.

Portfolio Update

As of September 30, 2025, the Company’s portfolio was 95.2% occupied and comprised of 5.2 million leasable square feet with an annualized base rent of $118.4 million. As of September 30, 2025, the weighted average lease term for the Company’s portfolio was 5.3 years with weighted average annual rent escalations of 2.1%.

Balance Sheet and Capital

At September 30, 2025, consolidated debt outstanding, including borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $710 million and the Company’s leverage was 47.3%. As of September 30, 2025, the Company’s total debt carried a weighted average interest rate of 4.06% and a weighted average remaining term of 1.3 years.

Amended and Restated Credit Facility

On October 8, 2025, the Company amended and restated its credit facility to, among other things, (i) extend the initial maturity date of the existing $400 million revolver component of the credit facility to October 2029 with two, six-month extension options available at the Company’s election to extend the maturity to October 2030; and (ii) extend the maturity of the existing $350 million Term Loan A, dividing it into three term loans structured as follows:

•	$100 million term loan maturing in October 2029 (“Term Loan A-1”);

•	$100 million term loan maturing in October 2030 (“Term Loan A-2”); and

•	$150 million term loan maturing in April 2031 (“Term Loan A-3”).

The amended and restated credit facility also removed the previous 0.10% (10 basis point) secured overnight financing rate (“SOFR”) credit spread adjustment on all credit facility borrowings. The credit facility’s pricing grid, $150 million Term Loan B that matures in February 2028, and $500 million accordion remain unchanged.

In connection with the amended and restated credit facility, the Company entered into new, forward-starting interest rate swaps to fully hedge the SOFR-component of the three new Term Loan A tranches. The table below summarizes the interest rates for each of the new Term Loan A tranches:

Term Loan A Tranches	Interest Rate Swap Term	Fixed Base Rate	Effective Interest Rate(1)
$100 million Term Loan A-1	May 2026 – October 2029	3.24%	4.75%
$100 million Term Loan A-2	May 2026 – October 2030	3.28%	4.80%
$150 million Term Loan A-3	May 2026 – April 2031	3.32%	4.84%

(1)      Rates consist of the fixed SOFR base rate plus a borrowing spread of 1.45% based on a leverage ratio of between 45% and 50% and is calculated using the 365/360 method.

The existing Term Loan A interest rate swaps will remain in place through their maturities in April 2026. At closing of the amended and restated credit facility, the weighted-average term of the Company’s debt, including the drawn revolver component, was 4.4 years.

As of November 3, 2025, the Company’s borrowing capacity under the credit facility was $171 million.

Stock Repurchase Program

On August 12, 2025, the Company established the Stock Repurchase Program, which provides for the purchase by the Company of up to $50 million of shares of the Company’s common stock. The Company is not obligated to repurchase any of its common stock, and, as of November 3, 2025, had not repurchased any shares of its common stock under the Stock Repurchase Program.

Reverse Stock Split

On September 19, 2025, the Company completed its Reverse Stock Split, reducing its outstanding shares of common stock from 67.0 million shares to 13.4 million shares, with corresponding reductions made to the outstanding common units and long-term incentive plan units of Global Medical REIT L.P., the Company’s operating partnership. In connection with the Reverse Stock Split, the Company’s authorized shares of common stock were reduced from 500 million shares to 100 million shares and the number of shares available for issuance under the Company’s equity incentive plan was reduced proportionately.

ATM Program

The Company did not issue any shares of common stock under its ATM program during the third quarter of 2025 or from October 1, 2025 through November 3, 2025.

Dividends

On September 3, 2025, the Board of Directors (the “Board”) declared a Reverse Stock Split adjusted $0.75 per share cash dividend to common stockholders and unitholders of record as of September 19, 2025, which was paid on October 15, 2025, representing the Company’s third quarter 2025 common dividend payment.

Additionally, on September 3, 2025, the Board declared a $0.46875 per share cash dividend to holders of record as of October 15, 2025, of the Company’s Series A Preferred Stock, which was paid on October 31, 2025. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from July 31, 2025 through October 30, 2025.

2025 Guidance

The Company narrowed its previous full year 2025 AFFO per share and unit guidance range to $4.50 to $4.60 from $4.45 to $4.65. Guidance is based on the following primary assumptions and other factors:

•	No additional acquisitions or dispositions other than activity that has been either completed or announced.

•	No additional equity or debt issuances other than normal course Revolver borrowing/repayments.

The Company’s 2025 guidance is based on the above and additional assumptions that are subject to change many of which are outside of the Company’s control. There can be no assurance that the Company’s actual results will not be materially different than these expectations. If actual results vary from these assumptions, the Company’s expectations may change.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP because certain information required for such reconciliation is not available without unreasonable efforts due to the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Wednesday, November 5, 2025 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-300-8521

International: 1-412-317-6026

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Funds From Operations attributable to common stockholders and noncontrolling interest (“FFO”), Adjusted Funds From Operations attributable to common stockholders and noncontrolling interest (“AFFO”), Funds Available For Distribution attributable to common stockholders and noncontrolling interest (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), Net Operating Income (“NOI”), cash NOI and same-store cash NOI. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, property impairment losses, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, (g) severance and transition related expense, (h) reverse stock split expense and (i) other items related to unconsolidated partnerships and joint ventures.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

FAD

We calculate FAD by subtracting from AFFO capital expenditures, including tenant improvements, and leasing commissions. Management believes FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders and unitholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common stockholders and unitholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, property impairment losses, and adjustments for unconsolidated partnerships and joint ventures to reflect EBITDAre on the same basis, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, severance and transition related expense, reverse stock split expense, transaction expense, adjustments related to our investments in unconsolidated joint ventures, and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

NOI, Cash NOI and Same-Store Cash NOI

We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total net (loss) income, plus depreciation and amortization expenses, general and administrative expenses, transaction expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items. Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level cash operating results. The Company defines Cash NOI as NOI excluding non-cash items such as above and below market lease intangibles and straight-line rent. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties. Same Store Cash NOI also excludes lease terminations fees and joint venture and other income in order to remove non-recurring items and joint venture-related income from our NOI.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for September 2025 (or, for recent acquisitions, monthly base rent for the month of acquisition), multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis or that are in a free rent period are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current annualized base rent by contractual purchase price. For the portfolio cap rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with our joint venture or new tenants or the expansion of current properties), 2025 AFFO guidance, future dividends, interest rates or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

ABOUT GMRE

GMRE is a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems. Additional information about GMRE can be obtained on its website at www.globalmedicalreit.com.

INVESTOR RELATIONS:

Email: Investors@globalmedicalreit.com

Phone: 202.524.6869

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	September 30, 2025	December 31, 2024
Assets
Investment in real estate:
Land	$171,349	$174,300
Building	1,087,622	1,044,019
Site improvements	25,065	23,973
Tenant improvements	79,979	69,679
Acquired lease intangible assets	144,696	138,945
	1,508,711	1,450,916
Less: accumulated depreciation and amortization	(327,248)	(288,921)
Investment in real estate, net	1,181,463	1,161,995
Cash and cash equivalents	7,123	6,815
Restricted cash	2,717	2,127
Tenant receivables, net	7,945	7,424
Due from related parties	367	270
Escrow deposits	552	711
Deferred assets	29,205	28,208
Derivative asset	7,467	18,613
Goodwill	5,903	5,903
Investment in unconsolidated joint venture	1,846	2,066
Other assets	28,650	22,354
Total assets	$1,273,238	$1,256,486

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $3,218 and $4,868 at September 30, 2025 and December 31, 2024, respectively	$708,482	$631,732
Notes payable, net of unamortized debt issuance costs of $22 at December 31, 2024	1,153	14,399
Accounts payable and accrued expenses	17,808	16,468
Dividends payable	12,051	16,520
Security deposits	3,512	3,324
Other liabilities	18,888	14,191
Acquired lease intangible liability, net	5,516	3,936
Total liabilities	767,410	700,570
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at September 30, 2025 and December 31, 2024, respectively (liquidation preference of $77,625 at September 30, 2025 and December 31, 2024, respectively)	74,959	74,959
Common stock, $0.001 par value, 100,000 shares authorized; 13,407 shares and 13,374 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	13	13
Additional paid-in capital	735,416	734,277
Accumulated deficit	(332,566)	(293,736)
Accumulated other comprehensive income	7,467	18,613
Total Global Medical REIT Inc. stockholders' equity	485,289	534,126
Noncontrolling interest	20,539	21,790
Total equity	505,828	555,916
Total liabilities and equity	$1,273,238	$1,256,486

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Rental revenue	$37,036	$34,175	$109,510	$103,458
Other income	193	89	306	166
Total revenue	37,229	34,264	109,816	103,624

Expenses
General and administrative	4,860	4,381	14,505	13,416
Operating expenses	8,224	7,437	24,025	22,056
Depreciation expense	11,213	9,993	32,827	30,233
Amortization expense	3,795	3,649	11,299	11,487
Interest expense	8,175	7,236	23,351	21,119
Total expenses	36,267	32,696	106,007	98,311

Income before other income (expense)	962	1,568	3,809	5,313
Gain (loss) on sale of investment properties	294	1,823	1,859	(1,560)
Impairment of investment property	(6,281)	—	(6,281)	—
Equity loss from unconsolidated joint venture	(33)	—	(123)	—

Net (loss) income	$(5,058)	$3,391	$(736)	$3,753
Less: Preferred stock dividends	(1,455)	(1,455)	(4,366)	(4,366)
Less: Net loss (income) attributable to noncontrolling interest	512	(145)	404	50
Net (loss) income attributable to common stockholders	$(6,001)	$1,791	$(4,698)	$(563)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.45)	$0.14	$(0.35)	$(0.04)

Weighted average shares outstanding – basic and diluted	13,393	13,147	13,381	13,126

Global Medical REIT Inc.

Reconciliation of Net Income to FFO, AFFO and FAD

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(5,058)	$3,391	$(736)	$3,753
Less: Preferred stock dividends	(1,455)	(1,455)	(4,366)	(4,366)
Depreciation and amortization expense	14,983	13,618	44,055	41,611
Depreciation and amortization expense from unconsolidated joint venture	73	—	195	—
(Gain) loss on sale of investment properties	(294)	(1,823)	(1,859)	1,560
Impairment of investment property	6,281	—	6,281	—
FFO attributable to common stockholders and noncontrolling interest	$14,530	$13,731	$43,570	$42,558
Amortization of above market leases, net	113	282	505	782
Straight line deferred rental revenue	(332)	(501)	(868)	(1,264)
Stock-based compensation expense	1,207	1,274	3,086	3,826
Amortization of debt issuance costs and other	554	559	1,672	1,684
Severance and transition related expense	—	—	671	—
Reverse stock split expense	170	—	170	—
Other adjustments from unconsolidated joint venture	—	—	51	—
AFFO attributable to common stockholders and noncontrolling interest	$16,242	$15,345	$48,857	$47,586

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.45)	$0.14	$(0.35)	$(0.04)
FFO attributable to common stockholders and noncontrolling interest per share and unit	$1.00	$0.96	$3.00	$3.00
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$1.12	$1.08	$3.37	$3.35

Weighted Average Shares and Units Outstanding – basic and diluted	14,554	14,230	14,512	14,186

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	13,393	13,147	13,381	13,126
Weighted Average OP Units	447	449	448	449
Weighted Average LTIP Units	714	634	683	611
Weighted Average Shares and Units Outstanding – basic and diluted	14,554	14,230	14,512	14,186

AFFO attributable to common stockholders and noncontrolling interest	$16,242	$15,345	$48,857	$47,586
Tenant improvements	(1,601)	(1,375)	(3,183)	(4,183)
Leasing commissions	(1,136)	(390)	(1,809)	(2,935)
Building capital	(1,683)	(3,447)	(4,677)	(5,789)
FAD attributable to common stockholders and noncontrolling interest	$11,822	$10,133	$39,188	$34,679

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(5,058)	$3,391	$(736)	$3,753
Interest expense	8,175	7,236	23,351	21,119
Depreciation and amortization expense	15,008	13,642	44,126	41,720
Unconsolidated joint venture EBITDAre adjustments (1)	112	—	311	—
(Gain) loss on sale of investment properties	(294)	(1,823)	(1,859)	1,560
Impairment of investment property	6,281	—	6,281	—
EBITDAre	$24,224	$22,446	$71,474	$68,152
Stock-based compensation expense	1,207	1,274	3,086	3,826
Amortization of above market leases, net	113	282	505	782
Severance and transition related expense	—	—	671	—
Reverse stock split expenses	170	—	170	—
Interest rate swap mark-to-market at unconsolidated joint venture	—	—	55	—
Adjusted EBITDAre	$25,714	$24,002	$75,961	$72,760

(1)	Includes joint venture interest, depreciation and amortization, and gain on sale of investment properties, if applicable, included in joint venture net income or loss.

Global Medical REIT Inc.

Reconciliation of Net Income to NOI, Cash NOI and Same Store Cash NOI

(unaudited, and in thousands)

	Three Months Ended September 30,
	2025	2024
Net (loss) income	$(5,058)	$3,391
General and administrative	4,860	4,381
Depreciation and amortization expense	15,008	13,642
Interest expense	8,175	7,236
Gain on sale of investment properties	(294)	(1,823)
Impairment of investment property	6,281	—
Equity loss from unconsolidated joint venture	33	—
NOI	$29,005	$26,827
Amortization of above market leases, net	113	282
Straight line deferred rental revenue	(332)	(501)
Cash NOI	$28,786	$26,608
Assets not held for all periods	(3,301)	(1,880)
Lease termination fees	(117)	(50)
Joint venture and other income	(76)	(39)
Same-store cash NOI	$25,292	$24,639